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                                                                  EXHIBIT 3.3(a)

                            ARTICLES OF INCORPORATION

                                       OF

                            BONUTTO-HOFER INVESTMENTS

I.   The name of this corporation is Bonutto-Hofer Investments.

II. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III. The name and address in the State of California of this corporation's initial agent for service of process is: Harold C. Hofer, Baker Center Suite 405E, 666 Baker Street, Costa Mesa, CA 92626.

IV. This corporation is authorized to issue only one class of shares of stock; and the total number of shares that this corporation is authorized to issue is 1,000,000.

V. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI. This corporation is authorized to provide indemnification of agents, as that term is defined in Section 317 of the California Corporations Code, in excess of that expressly permitted by said Section 317, for breach of duty to the corporation and its shareholders, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized hereby pursuant to paragraph
     (11) of subdivision (&) of Section 204 of the California Corporations Code.

          Dated: September 1, 1983                  By: /s/ Harold C. Hofer
                                                        ------------------------
                                                        Harold C. Hofer
                                                        Attorney at Law


     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

          Dated: September 1, 1983                  By: /s/ Harold C. Hofer
                                                        ------------------------
                                                        Harold C. Hofer
                                                        Attorney at Law